                                                          Exhibit 99.1

 State Street Corporation Reports Third-Quarter EPS up 10% Including
                Investors Financial Integration Costs.
  Record Operating EPS up 39% on Revenue Gain of 48% Compared to 2006

   Strong Growth from Core Servicing and Management Businesses with
                     Significant Wins This Quarter

   Investors Financial Consolidation Exceeds Expectations; Projected
                2007 EPS Dilution Significantly Reduced

    BOSTON--(BUSINESS WIRE)--Oct. 16, 2007--State Street Corporation
announced today third-quarter earnings per share of $0.91, an increase from $0.83 earnings per share in the third quarter of 2006. Earnings per share in the third quarter of 2007 include $141 million, or $0.24 per share, of merger and integration costs associated with the July 2,
2007, acquisition of Investors Financial Services Corp. ("Investors
Financial"). On an operating basis, which excludes these costs, record earnings are $1.15 per share, up 39% from the third quarter of 2006.

    Revenue of $2.240 billion in the third quarter of 2007 is up 48%, or $725 million, compared to $1.515 billion in the year-ago quarter.
Total expenses in the third quarter of 2007 are $1.689 billion.
Excluding merger and integration costs associated with the Investors
Financial acquisition, expenses are $1.548 billion, up 42%, or $458 million, compared to $1.090 billion in the year-ago quarter. For the third quarter of 2007, return on shareholders' equity is 12.6%, compared to 16.4% in the third quarter of 2006. The return on shareholders' equity reflects the increase in shareholders' equity due to the shares issued to shareholders of Investors Financial, net of shares repurchased in the quarter. Excluding the impact of the merger and integration costs, return on equity is 15.8%.

    Ronald E. Logue, State Street's chairman and chief executive officer, said, "Our core revenue was strong across both investment servicing and investment management with significant new business from existing and new customers globally. On a year-over-year basis, excluding $221 million in revenue during the third quarter from the acquired Investors Financial business, revenue increased $512 million, or 34%. Servicing and management fees performed particularly well, up
34% (including Investors Financial) from last year's third quarter. We won $825 billion of assets in new business in servicing and $26 billion of net new business in asset management. Net interest revenue, also including Investors Financial, is up $198 million, or 74%. Net interest margin is 1.73%. Excluding merger and integration costs associated with the acquisition, we achieved significant positive operating leverage compared both to the year-ago quarter and to the second quarter."

    Logue continued, "Both State Street and the acquired business from
Investors Financial performed very well during the quarter. Due to the strong performance of Investors Financial, we now expect this year's dilution from the acquisition to be approximately $0.06 per share, reduced by more than half from our original outlook, and modestly accretive in 2008. Our improved outlook is due to our success in retaining revenue, converting accounts, and reducing costs."

    Commenting on the impact of recent market activity affecting fixed-income investments, Logue added, "The fixed-income markets have experienced unprecedented disruption in this past quarter. We believe we are well positioned with both our portfolio and our asset-backed commercial paper conduits. While liquidity in the fixed income market remains challenging, our concentration in high-quality assets in our own portfolios as well as in the conduits, have limited the impact of this disruption on our business. We believe that we weathered the disruption in the fixed-income market well--without significantly affecting State Street's results. We're disappointed in the
performance of a small number of fixed-income strategies at State
Street Global Advisors which performed below our expectation."

    Looking forward, Logue concluded, "Through nine months we are performing near or above the top of our ranges for growth in earnings per share (10% - 15%), revenue (20% - 22%), and achievement of return on equity (14% - 17%), all on an operating basis, which excludes merger and integration costs in 2007 and tax adjustments in the second quarter of 2006. We now expect to exceed the top of the ranges for the year for all three goals, assuming markets remain relatively stable."

    In reporting its financial results for the third quarter of 2007,
State Street has prepared information in four categories:

    --  "Baseline" results are operating results excluding the
        "Investors Financial contribution" and are presented on a
        fully taxable-equivalent basis.

    --  "Investors Financial" results are the revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on
        July 2, 2007. Per-share amounts reflect the effect of the
        acquisition on outstanding shares.

    --  "Operating" results are "reported" results excluding merger and integration costs. They are presented on a fully
        taxable-equivalent basis.

    --  "Reported" results are in accordance with U.S. generally accepted accounting principles (GAAP).

    State Street believes that providing financial information in this format in addition to financial information prepared in accordance with GAAP, assists investors and others by providing them with financial trends of ongoing business activities on a comparable basis.
Management believes that providing separate Investors Financial results and baseline financial information further assists investors and analysts in understanding the effect of that acquisition.

$ in millions expect per share data

For the three months ended

                                                             September
                               September 30, 2007             30, 2006
----------------------------------------------------------------------
                     Baseline  Investors  Operating Reported Reported
                      (a)       Financial  (c)
                                (b)
----------------------------------------------------------------------
Fee Revenue              1,588        194     1,782    1,782    $1,246
----------------------------------------------------------------------
All other revenue          448         27       475      458       269
----------------------------------------------------------------------
Total revenue            2,036        221     2,257    2,240     1,515
----------------------------------------------------------------------
Total expenses           1,375        173     1,548    1,689     1,090
----------------------------------------------------------------------
Income taxes               241         19       260      193       147
----------------------------------------------------------------------
Net income                 420         29       449      358      $278
----------------------------------------------------------------------
Diluted EPS               1.20      (.05)      1.15    $0.91     $0.83
----------------------------------------------------------------------

    (a) represents State Street excluding Investors Financial
contribution and related merger and integration costs; also presented on a fully taxable-equivalent basis.

    (b) represents revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and
integration costs. Presented on a fully taxable equivalent basis.
Per-share amounts reflect the impact on outstanding shares from the issuance of approximately 61 million shares for the acquisition.

    (c) excludes merger and integration costs in 2007, presented on a fully taxable-equivalent basis.

    THIRD-QUARTER RESULTS VS. YEAR-AGO QUARTER

    Total revenue in the third quarter increased 47.9% to $2.2 billion, compared to last year's third quarter and total operating expenses, excluding $141 million of merger and integration costs, grew
42.0% to $1.5 billion over the same period. As a result, excluding merger and integration costs, State Street generated about 580 basis points of positive operating leverage.

    Servicing fees are up 37%, to $937 million from $685 million in last year's third quarter. The increase is attributable to business from customers added from the Investors Financial acquisition, business from new and existing customers, and higher average equity market valuations. Total assets under custody are $15.1 trillion at
September 30, 2007, up 34%, compared with $11.3 trillion at September
30, 2006. Daily average values for the S&P 500 Index are up 16%, for the MSCI(R) EAFE Index(SM) are up 20%, and for the NASDAQ are up 22%
during the third quarter of 2007 from the year-ago quarter.

    Investment management fees, generated by State Street Global
Advisors, are $299 million, up 26% from $238 million in last year's third quarter. Management fees reflect continued new business and an increase in average month-end equity valuations, partially offset by lower performance fees. Total assets under management are $2.0 trillion at September 30, 2007, up 22%, compared to $1.6 trillion at
September 30, 2006.

    Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees is $320 million for the quarter, up 87% from $171 million a year ago. The increase is driven by improved volumes and higher FX volatility. Higher brokerage and other fee revenue is due to the impact of the Currenex acquisition, increased transition management, and strong trading volumes.

    Securities finance revenue is $165 million in the quarter, up 90%
compared to $87 million in the year-ago quarter, reflecting an improvement in spreads and an increase in volume due to disruption in the fixed income markets.

    Processing fees and other revenue are down 6%, or $4 million, at
$61 million, compared to $65 million a year ago, due to a reduction in the fee income from the asset- backed commercial paper program primarily due to disruption in the fixed-income markets as well as the consolidation of tax-exempt investments onto the balance sheet at the end of the third quarter of 2006, partially offset by revenue from the
Investors Financial acquisition.

    Net interest revenue on a fully taxable-equivalent basis is $481 million, an increase of $206 million, or 75% from $275 million a year ago. The increase in net interest revenue is due to a favorable mix of non-US deposits, the impact of the Investors Financial acquisition, and the improved yields from reinvested assets. Net interest margin increased to 1.73% from 1.22% a year ago.

    Total expenses in the third quarter are $1.7 billion. Excluding merger and integration costs, total expenses in the third quarter of
2007 increased from $1.090 billion to $1.548 billion, up $458 million, or 42.0%, from the year-ago quarter primarily due to the inclusion of
Investors Financial's operating expenses as a result of the
acquisition. Baseline expenses increased 26%, while the remainder of the increase was due to the acquired Investors Financial business.
Salaries and benefits expenses are up 43% to $916 million, primarily attributable to additions to headcount resulting from the Investors
Financial acquisition, incentive compensation due to improved year-to-date performance, and increases in benefits. The increase in expenses also includes higher transaction processing services, up 36%
to $165 million, due to higher volumes. Expenses for information systems and communications increased $24 million, or 20%, to $145 million. Occupancy expense increased 20%, or $18 million, to $109 million due to costs associated with the acquired Investors Financial business. Other expenses are up 81% at $213 million due primarily to costs associated with the acquired Investors Financial business, as well as increased securities processing costs.

    The effective tax rate for the quarter is 35.0% compared with
34.6% in the third quarter of last year.

    RESULTS OF THE THIRD QUARTER OF 2007 VS. THE SECOND QUARTER OF
2007

    Third-quarter earnings per share of $0.91 compares to earnings per share of $1.07 per share in the second quarter. Excluding merger and integration costs associated with the Investors Financial acquisition, earnings per share in the third quarter are $1.15 per share, up 7%
from the second quarter of 2007. Total revenue in the third quarter of
$2.240 billion is up $319 million, or 16.6% versus $1.921 billion in the second quarter. Excluding merger and integration costs, total expenses are $1.548 billion, up 14.0%, or $190 million, versus $1.358 billion in the second quarter. As a result, excluding merger and integration costs, State Street achieved 260 basis points in positive operating leverage, comparing the third quarter with the second quarter. For the third quarter of 2007, return on shareholders' equity is 12.6% compared to 19.2% in the second quarter and is 15.8%
excluding the impact of the merger and integration costs.

    Servicing fees are up 22% at $937 million due to the impact of revenue from Investors Financial and new business. Management fees are up 5% to $299 million principally due to new business. Trading services revenue increased 23% to $320 million due to higher volatility and volumes in foreign exchange, as well as the impact of the Currenex acquisition and strong trading volumes. Securities finance revenue was up 2% at $165 million, due to the impact of revenue from the Investors Financial acquisition, offset partially by lower volumes and slightly lower spreads, compared to a seasonally high second quarter. Processing fees and other decreased 6% from $65 million to $61 million due primarily to the impact of lower revenue from the asset-backed commercial paper program, partially offset by the impact of the Investors Financial acquisition. Net interest revenue on a fully taxable-equivalent basis was up 21% at $481 million, compared to the second quarter, due primarily to the impact of the Investors Financial acquisition, the mix of non-U.S. deposits, and the re-investment of maturing securities at higher yields.

    All expense categories increased compared to the second quarter primarily due to the impact of the Investors Financial acquisition.
Salaries and employee benefits expense total $916 million, an increase of $108 million, or 13%, from $808 million, attributable primarily to headcount growth from Investors Financial and increases in incentive compensation. Transaction processing services expense increased $24 million, or 17%, to $165 million due to higher volumes. Due primarily to Investors Financial, information systems and communication expense was up 13%, or $17 million, to $145 million and occupancy expense was up 11%, or $11 million, to $109 million. Other expenses are up $30 million, or 16%, from $183 million to $213 million also due primarily to costs associated with the Investors Financial acquisition.

    ADDITIONAL INFORMATION

    All per share amounts represent diluted earnings per share.

    On July 2, 2007, the Corporation issued 60.8 million shares to former shareholders of Investors Financial. As previously disclosed,
State Street entered into a $1 billion accelerated share repurchase of its common stock with an affiliate of Lehman Brothers Inc. To date, the Corporation has repurchased approximately 13.3 million shares and has 13.9 million shares of remaining capacity under its existing stock repurchase programs.

    INVESTOR CONFERENCE CALL

    State Street will webcast an investor conference call today,
Tuesday, October 16, 2007, at 9:30 a.m. EDT, available at
www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2727 (confirmation code
9741244). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230 (passcode 9741244), beginning at 2:00 PM today. This press release and additional financial information is available on State Street's website, at
www.statestreet.com/stockholder, under "Financial Reports."

    State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors, including investment servicing, investment management and investment research and trading. With $15.1 trillion in assets under custody and $2.0 trillion in assets under management, State Street operates in 26 countries and more than 100 geographic markets worldwide and employs
26,425 worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 678/999/4577 outside those countries.

    FORWARD-LOOKING STATEMENTS

    This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the recently completed acquisition of Investors Financial Services
Corporation, as well as about our financial goals, the financial outlook and business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State
Street's expectations or beliefs as of any date subsequent to the date of this release.

    Important factors that may affect future results and outcomes include:

    --  State Street's ability to integrate and convert acquisitions into its business, including the acquisition of Investors
        Financial Services Corp.;

    --  the level and volatility of interest rates, particularly in the U.S. and Europe; the performance and volatility of
        securities, currency and other markets in the U.S. and
        internationally; economic conditions and monetary and other governmental actions designed to address those conditions;

    --  the liquidity of the US and European securities markets, particularly the markets for fixed income securities,
        including asset-backed commercial paper; and the liquidity requirements of our customers;

    --  State Street's ability to attract non-interest bearing deposits and other low-cost funds;

    --  The performance and demand for the investment products we offer;

    --  the competitive environment in which State Street operates;

    --  the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers;

    --  State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its
        business goals and comply with regulatory requirements;

    --  State Street's ability to control systemic and operating risk;

    --  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;

    --  trends in governmental and corporate pension plans and savings rates;

    --  changes in accounting standards and practices, including changes in the interpretation of existing standards, that
        impact State Street's consolidated financial statements;

    --  and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

    Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2006 Annual Report on Form 10-K and its
subsequent SEC filings. State Street encourages investors to read its
10-K, particularly the section on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The
forward-looking statements contained in this press release speak only as of the date hereof, October 16, 2007, and State Street will not undertake efforts to revise those forward-looking statements to reflect events after this date.

                       STATE STREET CORPORATION
                   Earnings Press Release Addendum

                         Financial Highlights
                          September 30, 2007

                                  Quarters Ended           % Change
                           -------------------------------------------
                                                           Q3    Q3
                                                           2007  2007
                                                           vs.   vs.

(Dollars in millions,       September  June
 except per share amounts      30,      30,    September   Q2    Q3
 or where otherwise noted)  2007 (1)    2007    30, 2006   2007  2006
----------------------------------------------------------------------

Total Revenue              $   2,240  $1,921  $   1,515     17%    48%
Total Expenses (2)             1,689   1,358      1,090     24     55
Net Income                       358     366        278     (2)    29

Diluted Earnings Per Share
 (3)                       $     .91  $ 1.07  $     .83    (15)    10

Cash Dividends Declared Per
 Share                     $     .22  $  .22  $     .20
Closing Price Per Share of
 Common Stock (at quarter
 end)                          68.16   68.40      62.40

Return on Equity                12.6%   19.2%      16.4%

At Quarter End:
  Assets Under Custody
   (AUC) (in trillions)    $    15.1  $ 13.0  $    11.3
  Assets Under Management
   (AUM) (in trillions)          2.0     1.9        1.6

                                        Nine Months Ended    % Change
                                      --------------------------------
                                                               2007
                                                               vs.
                                       September
(Dollars in millions, except per          30,     September
 share amounts)                        2007 (4)    30, 2006    2006
----------------------------------------------------------------------

Total Revenue                         $   5,857  $    4,689        25%
Total Expenses (2)                        4,260       3,362        27
Income Tax Expense                          559         540         4
Income from Continuing Operations         1,038         787        32
Income from Discontinued Operations           -          10
Net Income                                1,038         797

Diluted Earnings Per Share:
  From Continuing Operations          $    2.91  $     2.35        24
  From Discontinued Operations                -         .03
  Net Income                               2.91        2.38

  Cash Dividends Declared Per Share         .65         .59        10

Return on Equity from Continuing
 Operations                                15.9%       16.0%
Return on Equity                           15.9        16.2

(1) Quarter ended September 30, 2007 includes financial results of
 Investors Financial, which State Street acquired on July 2, 2007.
(2) Total expenses for the quarter and nine months ended September 30,
 2007 include merger and integration costs of $141 million, or $91 million after-tax, recorded in connection with the acquisition of
 Investors Financial.
(3) Diluted earnings per share for the quarter ended September 30,
 2007 reflect the issuance of 60.8 million shares on July 2, 2007 in connection with the completion of the acquisition of Investors
 Financial.
(4) Financial results for the nine months ended September 30, 2007 include results of the acquired Investors Financial business for the quarter ended September 30, 2007.

                       STATE STREET CORPORATION
                   Earnings Press Release Addendum

                    SELECTED FINANCIAL INFORMATION
 Quarters and Nine Months Ended September 30, 2007 and September 30,
                                 2006

                      Quarters Ended            Nine Months Ended
               ---------------------------- --------------------------

(Dollars in
 millions,     September                    September
 except per     30, 2007 September   %       30, 2007 September   %
 share amounts)   (1)     30, 2006 Change      (2)     30, 2006 Change
---------------------------------- -------  ------------------- ------

Fee Revenue:
Servicing fees $    937  $     685     37%  $  2,421  $   2,025    20%
Management fees     299        238     26        844        690    22
Trading
 services           320        171     87        800        659    21
Securities
 finance            165         87     90        425        296    44
Processing fees
 and other           61         65     (6)       199        211    (6)
               --------- ---------          --------- ---------
  Total fee
   revenue        1,782      1,246     43      4,689      3,881    21

Net Interest
 Revenue:
Interest
 revenue          1,383      1,103     25      3,758      3,098    21
Interest
 expense            919        837     10      2,584      2,304    12
               --------- ---------          --------- ---------
  Net interest
   revenue (3)      464        266     74      1,174        794    48
Provision for
 loan losses          -          -                 -          -
               --------- ---------          --------- ---------
  Net interest
   revenue
   after
   provision
   for loan
   losses           464        266     74      1,174        794    48

Gains (Losses)
 on sales of
 available-for-
 sale
 investment
 securities,
 net                 (6)         3                (6)        14
               --------- ---------          --------- ---------
  Total revenue   2,240      1,515   47.9      5,857      4,689  24.9

Operating
 Expenses:
Salaries and
 employee
 benefits           916        639     43      2,463      1,958    26
Information
 systems and
 communications     145        121     20        398        382     4
Transaction
 processing
 services           165        121     36        435        375    16
Occupancy           109         91     20        301        279     8
Merger and
 integration        141          -      -        141          -     -
Other               213        118     81        522        368    42
               --------- ---------          --------- ---------
  Total
   operating
   expenses       1,689      1,090   55.0      4,260      3,362  26.7
               --------- ---------          --------- ---------
  Income from
   continuing
   operations
   before
   income tax
   expense          551        425     30      1,597      1,327    20
Income tax
 expense from
 continuing
 operations         193        147               559        540     4
               --------- ---------          --------- ---------
  Income from
   continuing
   operations       358        278     29      1,038        787    32

Income from
 discontinued
 operations
 before income
 tax expense          -          -                 -         16
Income tax
 expense from
 discontinued
 operations           -          -                 -          6
               --------- ---------          --------- ---------
  Income from
   discontinued
   operations         -          -                 -         10
               --------- ---------          --------- ---------
  Net income   $    358  $     278          $  1,038  $     797
               ========= =========          ========= =========

Earnings Per
 Share From
 Continuing
 Operations:
  Basic        $    .92  $     .84     10   $   2.95  $    2.38    24
  Diluted           .91        .83     10       2.91       2.35    24

Earnings Per
 Share From
 Discontinued
 Operations:
  Basic        $      -  $       -          $      -  $     .03
  Diluted             -          -                 -        .03

Earnings Per
 Share:
  Basic        $    .92  $     .84          $   2.95  $    2.41
  Diluted           .91        .83              2.91       2.38

Average Shares
 Outstanding
 (in
 thousands):
  Basic         386,843    330,440           352,410    331,326
  Diluted       392,150    335,513           356,695    335,566

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Quarter ended September 30, 2007 includes financial results of
 Investors Financial, which State Street acquired on July 2, 2007.
(2) Financial results for the nine months ended September 30, 2007 include results of the acquired Investors Financial business for the quarter ended September 30, 2007.
(3) Net interest revenue on a fully taxable-equivalent basis was $481 million and $275 million for the quarters ended September 30, 2007 and 2006, respectively, and $1.22 billion and $827 million for the nine months ended September 30, 2007 and 2006, respectively. These amounts include taxable-equivalent adjustments of $17 million and $9 million for the quarters ended September 30, 2007 and 2006, respectively, and $41 million and $33 million for the nine months ended September 30, 2007 and 2006.

                       STATE STREET CORPORATION
                   Earnings Press Release Addendum

                    SELECTED FINANCIAL INFORMATION
         Quarters Ended September 30, 2007 and June 30, 2007

                                                 Quarters Ended
                                          ----------------------------

                                          September
(Dollars in millions, except per share     30, 2007  June 30,
 amounts)                                    (1)       2007   % Change
----------------------------------------------------------------------

Fee Revenue:
Servicing fees                            $    937  $    766       22%
Management fees                                299       284        5
Trading services                               320       260       23
Securities finance                             165       162        2
Processing fees and other                       61        65       (6)
                                          --------- ---------
  Total fee revenue                          1,782     1,537       16

Net Interest Revenue:
Interest revenue                             1,383     1,203       15
Interest expense                               919       818       12
                                          --------- ---------
  Net interest revenue (2)                     464       385       21
Provision for loan losses                        -         -
                                          --------- ---------
  Net interest revenue after provision
   for loan losses                             464       385       21

Gains (Losses) on sales of available-for-
 sale investment securities, net                (6)       (1)
                                          --------- ---------
  Total revenue                              2,240     1,921     16.6

Operating Expenses:
Salaries and employee benefits                 916       808       13
Information systems and communications         145       128       13
Transaction processing services                165       141       17
Occupancy                                      109        98       11
Merger and integration                         141         -
Other                                          213       183       16
                                          --------- ---------
  Total operating expenses                   1,689     1,358     24.4
                                          --------- ---------
  Income before income tax expense             551       563       (2)
Income tax expense                             193       197       (2)
                                          --------- ---------
  Net income                              $    358  $    366       (2)
                                          ========= =========

Earnings Per Share:
  Basic                                   $    .92  $   1.09      (16)
  Diluted                                      .91      1.07      (15)

Average Shares Outstanding (in
 thousands):
  Basic                                    386,843   335,769
  Diluted                                  392,150   341,101

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Quarter ended September 30, 2007 includes financial results of
 Investors Financial, which State Street acquired on July 2, 2007.
(2) Net interest revenue on a fully taxable-equivalent basis was $481 million and $397 million for the quarters ended September 30, 2007 and June 30, 2007, respectively. These amounts include taxable-
 equivalent adjustments of $17 million and $12 million, respectively.

                       STATE STREET CORPORATION
                   Earnings Press Release Addendum

            SELECTED OPERATING-BASIS FINANCIAL INFORMATION
 Quarters and Nine Months Ended September 30, 2007 and September 30,
                                 2006

                   Quarters Ended (1)         Nine Months Ended (1)
              ---------------------------- ---------------------------

(Dollars in
 millions,
 except per
 share        September September    %     September September    %
 amounts)      30, 2007  30, 2006  Change   30, 2007  30, 2006  Change
---------------------------------- ------- -------------------  ------

Fee Revenue:
Servicing
 fees         $    937  $     685      37% $  2,421  $   2,025     20%
Management
 fees              299        238      26       844        690     22
Trading
 services          320        171      87       800        659     21
Securities
 finance           165         87      90       425        296     44
Processing
 fees and
 other              61         65      (6)      199        211     (6)
              --------- ---------          --------- ---------
  Total fee
   revenue       1,782      1,246      43     4,689      3,881     21

Net Interest
 Revenue:
Interest
 revenue         1,400      1,112      26     3,799      3,131     21
Interest
 expense           919        837      10     2,584      2,304     12
              --------- ---------          --------- ---------
  Net
   interest
   revenue         481        275      75     1,215        827     47
Provision for
 loan losses         -          -                 -          -
              --------- ---------          --------- ---------
  Net
   interest
   revenue
   after
   provision
   for loan
   losses          481        275      75     1,215        827     47

Gains
 (Losses) on
 sales of
 available-
 for-sale
 investment
 securities,
 net                (6)         3                (6)        14
              --------- ---------          --------- ---------
  Total
   revenue       2,257      1,524    48.1     5,898      4,722   24.9

Operating
 Expenses:
Salaries and
 employee
 benefits          916        639      43     2,463      1,958     26
Information
 systems and
 communi-
 cations           145        121      20       398        382      4
Transaction
 processing
 services          165        121      36       435        375     16
Occupancy          109         91      20       301        279      8
Other              213        118      81       522        368     42
              --------- ---------          --------- ---------
  Total
   operating
   expenses      1,548      1,090    42.0     4,119      3,362   22.5
              --------- ---------          --------- ---------
  Income
   from
   continuing
   operations
   before
   income
   taxes           709        434      63     1,779      1,360     31
Income taxes
 from
 continuing
 operations        243        147               609        457
Taxable-
 equivalent
 adjustment         17          9                41         33
              --------- ---------          --------- ---------
  Net income
   from
   continuing
   operations $    449  $     278      62  $  1,129  $     870     30
              ========= =========          ========= =========

Diluted
 earnings per
 share from
 continuing
 operations   $   1.15  $     .83      39  $   3.15  $    2.60     21

Return on
 equity from
 continuing
 operations       15.8%      16.4%             17.3%      17.7%

(1) Refer to reconciliation of reported results to operating-basis results on pages 6 and 7.

                       STATE STREET CORPORATION
                   Earnings Press Release Addendum

            SELECTED OPERATING-BASIS FINANCIAL INFORMATION
         Quarters Ended September 30, 2007 and June 30, 2007

                                                 Quarters Ended
                                           ---------------------------

                                           September  June
(Dollars in millions, except per share      30, 2007   30,
 amounts)                                     (1)      2007  % Change
----------------------------------------------------------------------

Fee Revenue:
Servicing fees                               $  937  $  766        22%
Management fees                                 299     284         5
Trading services                                320     260        23
Securities finance                              165     162         2
Processing fees and other                        61      65        (6)
                                           --------- -------
  Total fee revenue                           1,782   1,537        16

Net Interest Revenue:
Interest revenue                              1,400   1,215        15
Interest expense                                919     818        12
                                           --------- -------
  Net interest revenue                          481     397        21
Provision for loan losses                         -       -         -
                                           --------- -------
  Net interest revenue after provision for
   loan losses                                  481     397        21

Gains (Losses) on sales of available-for-
 sale investment securities, net                 (6)     (1)
                                           --------- -------
  Total revenue                               2,257   1,933      17.0

Operating Expenses:
Salaries and employee benefits                  916     808        13
Information systems and communications          145     128        13
Transaction processing services                 165     141        17
Occupancy                                       109      98        11
Other                                           213     183        16
                                           --------- -------
  Total operating expenses                    1,548   1,358      14.0
                                           --------- -------
  Income from continuing operations before
   income taxes                                 709     575        23
Income taxes from continuing operations         243     197
Taxable-equivalent adjustment                    17      12
                                           --------- -------
  Net income from continuing operations      $  449  $  366        23
                                           ========= =======

Diluted earnings per share from continuing
 operations                                  $ 1.15  $ 1.07         7

Return on equity from continuing
 operations                                    15.8%   19.2%

(1) Refer to reconciliation of reported results to operating-basis results on page 6.

                       STATE STREET CORPORATION
                   Earnings Press Release Addendum

    RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
           Quarter and Nine Months Ended September 30, 2007

                                     ---------------------------------
(Dollars in millions, except per
 share amounts)                      Quarter Ended September 30, 2007
------------------------------------ ---------------------------------

                                     Reported                Operating
                                     Results  Adjustments     Results
                                     -------- -----------    ---------
Fee Revenue:
Servicing fees                        $  937                   $  937
Management fees                          299                      299
Trading services                         320                      320
Securities finance                       165                      165
Processing fees and other                 61                       61
                                     --------                ---------
  Total fee revenue                    1,782                    1,782

Net Interest Revenue:
Interest revenue                       1,383   $      17 (1)    1,400
Interest expense                         919           -          919
                                     -------- -----------    ---------
  Net interest revenue (1)               464          17          481
Provision for loan losses                  -           -            -
                                     -------- -----------    ---------
  Net interest revenue after
   provision for loan losses             464          17          481

Losses on sales of available-for-
 sale investment securities, net          (6)          -           (6)
                                     -------- -----------    ---------
  Total revenue                        2,240          17        2,257

Operating Expenses:
Salaries and employee benefits           916           -          916
Information systems and communi-
 cations                                 145           -          145
Transaction processing services          165           -          165
Occupancy                                109           -          109
Merger and integration                   141        (141)(2)        -
Other                                    213           -          213
                                     -------- -----------    ---------
  Total operating expenses             1,689        (141)       1,548
                                     -------- -----------    ---------
  Income from continuing operations
   before income taxes                   551         158          709
Income taxes from continuing
 operations                              193          50          243
Taxable-equivalent adjustment              -          17 (1)       17
                                     -------- -----------    ---------
  Net income from continuing
   operations                         $  358   $      91       $  449
                                     ======== ===========    =========

Diluted earnings per share from
 continuing operations                $  .91   $     .24       $ 1.15

Return on equity from continuing
 operations                             12.6%        3.2%        15.8%

                                     ---------------------------------
(Dollars in millions, except per     Nine Months Ended September 30,
 share amounts)                                     2007
------------------------------------ ---------------------------------

                                     Reported                Operating
                                     Results  Adjustments     Results
                                     -------- -----------    ---------
Fee Revenue:
Servicing fees                        $2,421                   $2,421
Management fees                          844                      844
Trading services                         800                      800
Securities finance                       425                      425
Processing fees and other                199                      199
                                     --------                ---------
  Total fee revenue                    4,689                    4,689

Net Interest Revenue:
Interest revenue                       3,758   $      41 (1)    3,799
Interest expense                       2,584           -        2,584
                                     -------- -----------    ---------
  Net interest revenue (1)             1,174          41        1,215
Provision for loan losses                  -           -            -
                                     -------- -----------    ---------
  Net interest revenue after
   provision for loan losses           1,174          41        1,215

Losses on sales of available-for-
 sale investment securities, net          (6)          -           (6)
                                     -------- -----------    ---------
  Total revenue                        5,857          41        5,898

Operating Expenses:
Salaries and employee benefits         2,463           -        2,463
Information systems and communi-
 cations                                 398           -          398
Transaction processing services          435           -          435
Occupancy                                301           -          301
Merger and integration                   141        (141)(2)        -
Other                                    522           -          522
                                     -------- -----------    ---------
  Total operating expenses             4,260        (141)       4,119
                                     -------- -----------    ---------
  Income from continuing operations
   before income taxes                 1,597         182        1,779
Income taxes from continuing
 operations                              559          50          609
Taxable-equivalent adjustment              -          41 (1)       41
                                     -------- -----------    ---------
  Net income from continuing
   operations                         $1,038   $      91       $1,129
                                     ======== ===========    =========

Diluted earnings per share from
 continuing operations                $ 2.91   $     .24       $ 3.15

Return on equity from continuing
 operations                             15.9%        1.4%        17.3%

Reported results reflect State Street's Consolidated Statement of
 Income prepared in accordance with accounting principles generally accepted in the United States.
(1) Taxable-equivalent adjustment is not included in reported results.
(2) Merger and integration expenses are direct and incremental costs associated with the acquisition of Investors Financial, and do not include ongoing expenses of the combined organization.

                       STATE STREET CORPORATION
                    Earnings Press Release Addendum

     RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
           Quarter and Nine Months Ended September 30, 2006

                                   ----------------------------------
(Dollars in millions, except per
 share amounts)                     Quarter Ended September 30, 2006
---------------------------------- ----------------------------------

                                   Reported                 Operating
                                   Results   Adjustments     Results
                                   --------  -----------    ---------
Fee Revenue:
Servicing fees                       $  685                    $  685
Management fees                         238                       238
Trading services                        171                       171
Securities finance                       87                        87
Processing fees and other                65                        65
                                   --------                 ---------
  Total fee revenue                   1,246                     1,246

Net Interest Revenue:
Interest revenue                      1,103           $9(1)     1,112
Interest expense                        837            -          837
                                   --------  -----------    ---------
  Net interest revenue (1)              266            9          275
Provision for loan losses                 -            -            -
                                   --------  -----------    ---------
  Net interest revenue after
   provision for loan losses            266            9          275

Gains on sales of available-for-
 sale investment securities, net          3            -            3
                                   --------  -----------    ---------
  Total revenue                       1,515            9        1,524

Operating Expenses:
Salaries and employee benefits          639            -          639
Information systems and
 communications                         121            -          121
Transaction processing services         121            -          121
Occupancy                                91            -           91
Merger and integration costs              -            -            -
Other                                   118            -          118
                                   --------  -----------    ---------
  Total operating expenses            1,090            -        1,090
                                   --------  -----------    ---------
  Income from continuing
   operations before income taxes       425            9          434
Income taxes from continuing
 operations                             147            -          147
Taxable-equivalent adjustment             -            9(1)         9
                                   --------  -----------    ---------
  Net income from continuing
   operations                        $  278           $-       $  278
                                   ========  ===========    =========

Diluted earnings per share from
 continuing operations               $  .83           $-       $  .83

Return on equity from continuing
 operations                            16.4%           -         16.4%

                                 -------------------------------------
(Dollars in millions, except per    Nine Months Ended September 30,
 share amounts)                                   2006
----------------------------------------------------------------------

                                   Reported                  Operating
                                   Results   Adjustments      Results
                                 ----------  ------------   ----------
Fee Revenue:
Servicing fees                     $  2,025                 $   2,025
Management fees                         690                       690
Trading services                        659                       659
Securities finance                      296                       296
Processing fees and other               211                       211
                                   --------                 ---------
  Total fee revenue                   3,881                     3,881

Net Interest Revenue:
Interest revenue                      3,098    $      33 (1)    3,131
Interest expense                      2,304            -        2,304
                                   --------  ------------   ---------
  Net interest revenue (1)              794           33          827
Provision for loan losses                 -            -            -
                                   --------  ------------   ---------
  Net interest revenue after
   provision for loan losses            794           33          827

Gains on sales of available-for-
 sale investment securities, net         14            -           14
                                   --------  ------------   ---------
  Total revenue                       4,689           33        4,722

Operating Expenses:
Salaries and employee benefits        1,958            -        1,958
Information systems and
 communications                         382            -          382
Transaction processing services         375            -          375
Occupancy                               279            -          279
Merger and integration costs              -            -            -
Other                                   368            -          368
                                   --------  ------------   ---------
  Total operating expenses            3,362            -        3,362
                                   --------  ------------   ---------
  Income from continuing
   operations before income taxes     1,327           33        1,360
Income taxes from continuing
 operations                             540          (83)(2)      457
Taxable-equivalent adjustment             -           33 (1)       33
                                   --------  ------------   ---------
  Net income from continuing
   operations                      $    787    $      83    $     870
                                   ========  ============   =========

Diluted earnings per share from
 continuing operations             $   2.35    $     .25    $    2.60

Return on equity from continuing
 operations                            16.2%         1.5%        17.7%

Reported results reflect State Street's Consolidated Statement of
 Income prepared in accordance with accounting principles generally accepted in the United States.
(1) Taxable-equivalent adjustment is not included in reported results.
(2) Tax-related adjustments related to the impact of TIPRA and to issues associated with leveraged lease transactions.

                       STATE STREET CORPORATION
                        Press Release Addendum

                 CONSOLIDATED STATEMENT OF CONDITION

----------------------------------------------------------------------
                                         September December  September
                                            30,       31,       30,
(Dollars in millions, except per share
 amounts)                                  2007      2006      2006
----------------------------------------------------------------------

Assets
Cash and due from banks                  $  4,610  $  2,368  $  3,482
Interest-bearing deposits with banks        6,559     5,236     8,767
Securities purchased under resale
 agreements                                16,151    14,678    13,910
Federal funds sold                          2,575
Trading account assets                      1,305       785       921
Investment securities available for sale   72,789    60,445    61,304
Investment securities held to maturity      4,294     4,547     4,645
Loans and leases (net of allowance of
 $18)                                      11,292     8,928     9,206
Premises and equipment                      1,824     1,560     1,551
Accrued income receivable                   1,883     1,617     1,544
Goodwill                                    4,601     1,384     1,370
Other intangible assets                     1,994       434       458
Other assets                               10,011     5,371     5,152
                                         --------- --------- ---------
  Total assets                           $139,888  $107,353  $112,310
                                         ========= ========= =========

Liabilities
Deposits:
  Noninterest-bearing                    $ 13,779  $ 10,194  $  8,042
  Interest-bearing -- U.S.                 15,838     1,272     2,185
  Interest-bearing -- Non-U.S.             63,384    54,180    53,225
                                         --------- --------- ---------
Total deposits                             93,001    65,646    63,452

Securities sold under repurchase
 agreements                                14,008    19,147    21,532
Federal funds purchased                       320     2,147     8,040
Other short-term borrowings                 4,802     2,835     2,658
Accrued taxes and other expenses            3,953     3,143     2,940
Other liabilities                           8,938     4,567     4,053
Long-term debt                              3,616     2,616     2,620
                                         --------- --------- ---------
  Total liabilities                       128,638   100,101   105,295

Shareholders' Equity
Preferred stock, no par: authorized
 3,500,000; issued none
Common stock, $1 par: authorized
 750,000,000 shares; issued 398,370,000,
 337,126,000 and 337,126,000 shares           398       337       337
Surplus                                     4,616       399       368
Retained earnings                           7,610     7,030     6,791
Accumulated other comprehensive loss         (369)     (224)     (113)
Treasury stock (at cost 13,576,000,
 4,688,000 and 6,001,000 shares)           (1,005)     (290)     (368)
                                         --------- --------- ---------
  Total shareholders' equity               11,250     7,252     7,015
                                         --------- --------- ---------
  Total liabilities and shareholders'
   equity                                $139,888  $107,353  $112,310
                                         ========= ========= =========

    CONTACT: State Street Corporation
             Edward J. Resch, +1 617-664-1110
             or
             Investors:
             Kelley MacDonald, +1 617-664-3477
             or
             Media:
             Hannah Grove, +1 617-664-3377